UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2014

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way Houston, Texas		77070
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    Election of Director.
On April 22, 2014, the board of directors of Noble Energy, Inc. (the “Company”) increased the size of the board from 10 to 11 members and, to fill the resulting vacancy, elected David L. Stover, the Company’s President and Chief Operating Officer, as a director effective as of that date to serve until the next annual meeting of the Company’s stockholders, at which time he will stand for reelection. As of the date of this report, Mr. Stover has not been appointed to any committee of the Company's board of directors. The Company will file an amendment to this report to disclose any such appointment within four business days after the information is determined or becomes available.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its annual meeting of stockholders on Tuesday, April 22, 2014 at 9:30 a.m. central time in The Woodlands, Texas. Holders of an aggregate of 363,386,672 shares of the Company’s common stock at the close of business on March 5, 2014, were entitled to vote at the meeting, of which 328,002,022, or approximately 90.26% of the eligible voting shares, were represented in person or by proxy. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s annual proxy statement, are as follows:
Proposal #1 - To elect the ten nominees named in the proxy statement as members of the Company’s Board of Directors:

Name	For	Against	Abstain	Broker Non-Vote
Jeffrey L. Berenson	310,869,782	1,089,859	806,721	15,235,660
Michael A. Cawley	308,774,619	3,726,529	265,214	15,235,660
Edward F. Cox	310,324,598	2,135,224	306,540	15,235,660
Charles D. Davidson	305,719,861	5,879,771	1,166,730	15,235,660
Thomas J. Edelman	310,228,927	1,772,181	765,254	15,235,660
Eric P. Grubman	310,947,799	1,011,285	807,278	15,235,660
Kirby L. Hedrick	310,416,606	1,583,689	766,067	15,235,660
Scott D. Urban	311,011,140	989,794	765,428	15,235,660
William T. Van Kleef	310,801,316	1,196,934	768,112	15,235,660
Molly K. Williamson	311,237,602	707,902	820,858	15,235,660

Proposal #2 - To ratify the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year 2014:

For	Against	Abstain
326,217,291	1,424,796	359,935

Proposal #3 - To approve, in a nonbinding advisory vote, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
305,641,294	6,295,427	829,150	15,236,151

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.

Date: April 25, 2014	By:	/s/ Aaron G. Carlson
Aaron G. Carlson
Associate General Counsel and Assistant Secretary